                                     [LOGO]

                              WOLVERINE TUBE, INC.
                       200 CLINTON AVENUE WEST, SUITE 1000
                            HUNTSVILLE, ALABAMA 35801


                                                                  April 12, 2001


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of the Stockholders of Wolverine Tube, Inc. (the "Company") on Wednesday, May 23, 2001, at 8:30 a.m., local time, at The Benjamin Hotel, 125 East 50th Street, New York, New York 10022. We hope that many of the Company's stockholders will be able to attend the meeting and we look forward to greeting those in attendance.

     The notice of annual meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO INDICATE YOUR VOTE, AND SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company. The Board of Directors and the management team look forward to seeing you at the meeting.


                                                     Sincerely,

                                                     /s/ Dennis Horowitz
                                                     ---------------------------
                                                     Dennis Horowitz
                                                     Chairman, President and
                                                     Chief Executive Officer

                              WOLVERINE TUBE, INC.
                       200 CLINTON AVENUE WEST, SUITE 1000
                            HUNTSVILLE, ALABAMA 35801

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on May 23, 2001

To the Stockholders:

     Please take notice that the Annual Meeting of the Stockholders of Wolverine Tube, Inc., a Delaware corporation, will be held on Wednesday, May 23, 2001, at 8:30 a.m., local time, at The Benjamin Hotel, 125 East 50th Street, New York, New York 10022 for the following purposes:

     1. To elect two (2) Class II directors of the Company to each serve a three-year term.

     2. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001.

     3. To approve and adopt the Company's 2001 Stock Option Plan for Outside Directors.

     4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 31, 2001 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.


                                               Order of the Board of Directors


                                               /s/  James E. Deason
                                               ---------------------------------
                                               James E. Deason
                                               Secretary


Huntsville, Alabama
April 12, 2001


IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE ALREADY SENT IN YOUR PROXY.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             OF WOLVERINE TUBE, INC.

     This Proxy Statement is furnished in connection with the solicitation by the management of Wolverine Tube, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, May 23, 2001, at 8:30 a.m., local time, at The Benjamin Hotel, 125 East 50th Street, New York, New York 10022, or at any adjournment thereof.

               INFORMATION CONCERNING THE SOLICITATION AND VOTING

GENERAL

     The principal executive offices of the Company are located at 200 Clinton Avenue West, Suite 1000, Huntsville, Alabama 35801. The Company's telephone number is (256) 353-1310. The date of this Proxy Statement is April 12, 2001, the approximate date on which this Proxy Statement, the accompanying Proxy and the Annual Report to Stockholders for the fiscal year ended December 31, 2000, including financial statements, are first being sent or given to stockholders entitled to vote at the meeting.

     This solicitation of proxies is made on behalf of the Board of Directors of the Company and the associated cost will be borne by the Company. The Company has retained Corporate Investor Communications, Inc. (the "Solicitor") to assist in the solicitation of proxies. The Company will pay approximately $5,000 in fees for the Solicitor's services and will reimburse the Solicitor for reasonable out-of-pocket expenses.

     In addition to solicitation by mail and by the Solicitor, management may use the services of its directors, officers and others to solicit proxies, personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses incurred by them.

RECORD DATE, VOTING AND REVOCABILITY OF PROXIES

     The Company had outstanding on March 31, 2001 (the "Record Date"), 12,037,198 shares of Common Stock, par value $0.01 per share (the "Common Stock"), all of which are entitled to vote on all matters to be acted upon at the meeting. The Company's By-Laws provide that the holders of a majority of the shares issued and outstanding, present in person or represented by proxy and entitled to vote at the meeting, will constitute a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. If no instructions are given on the executed Proxy, the Proxy will be voted for all nominees and in favor of all proposals described herein. In addition, by submitting the Proxy, the stockholder authorizes the persons named on the Proxy to use their discretion in voting on any other matter brought before the Annual Meeting. As of the date of this Proxy Statement, the Company does not know of any other business to be considered at the Annual Meeting.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required for approval of all items being submitted to the stockholders for their consideration, other than the election of directors, which is determined by a plurality, if a quorum is present and voting. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. Neither abstentions nor broker non-votes are counted in tabulations of the votes cast for purposes of determining whether a proposal has been approved.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by filing with the Secretary of the Company a written notice revoking it, by presenting at the meeting a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth information as of March 31, 2001, with respect to the beneficial ownership of the outstanding Common Stock by (i) stockholders known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director, (iii) each executive officer of the Company named in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group. The number of shares of Common Stock outstanding as of March 31, 2001 was 12,037,198.


                                                               COMMON STOCK BENEFICIALLY OWNED
                                                               -------------------------------
NAME AND ADDRESS                                                   SHARES            PERCENT
------------------                                             -----------          ----------
AXA Financial, Inc.1 ........................................   1,512,200             12.6%
1290 Avenue of the Americas
New York, NY 10104

Ontario Teachers' Pension Plan Board2 .......................   1,348,386             11.2
5650 Yonge Street
North York, Ontario M2M 4H5 Canada

Mellon Financial Corporation3 ...............................   1,257,018             10.4
One Mellon Center
Pittsburgh, PA 15258

Merrill Lynch & Co. Inc.4 ...................................   1,239,779             10.3
Merrill Lynch Investment Managers
ML Small Cap Value Fund
World Financial Center, North Tower
250 Versy Street
New York, NY 10381

Dimensional Fund Advisors5 ..................................     865,300              7.2
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Citigroup, Inc.6 ............................................     425,835              3.5
399 Park Avenue
New York, NY 10043

Goldman Sachs Asset Management7 .............................     416,800              3.5
32 Old Slip
New York, NY 10005

 Dennis J. Horowitz8 ........................................     238,175              2.0

 James E. Deason9 ...........................................      89,983                *

 Keith I. Weil10 ............................................      48,566                *

 Jan K. Ver Hagen11 .........................................      41,410                *

 Johann R. Manning12 ........................................      38,575                *

 John L. Duncan13 ...........................................      29,010                *

 Thomas P. Evans14 ..........................................      23,011                *

 Chris A. Davis15 ...........................................      21,010                *

 Gail O. Neuman16 ...........................................      21,010                *

 W. Barnes Hauptfuhrer17 ....................................      21,010                *

 Charles E. Thompson18 ......................................      16,205                *

 All directors and executive officers as a group (11 persons) ..  587,965              4.9

-----------
*    Represents less than 1%

1 As set forth on Schedule 13G, filed with the Securities and Exchange Commission on November 13, 2000.

2 As set forth on Form 3, filed with the Securities and Exchange Commission on December 6, 1999.

3 As set forth on Amendment No. 2 of Schedule 13G, filed with the Securities and Exchange Commission on January 18, 2001.

4 As set forth on Schedule 13G, filed with the Securities and Exchange Commission on February 7, 2001.

5 As set forth on Schedule 13G, filed with the Securities and Exchange Commission on February 2, 2001.

6 As set forth on Amendment No. 3 of Schedule 13G, filed with the Securities and Exchange Commission on January 25, 2001.

7 As set forth on Amendment No. 1 of Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2001.

8 Includes 153,334 shares of Common Stock subject to options exercisable within 60 days of March 31, 2001.

9 Includes 65,834 shares of Common Stock subject to options exercisable within 60 days of March 31, 2001.

10 Includes 26,434 shares of Common Stock subject to options exercisable within 60 days of March 31, 2001.

11 Includes 28,410 shares of Common Stock subject to options exercisable within 60 days of March 31, 2001.

12 Includes 20,067 shares of Common Stock subject to options exercisable within 60 days of March 31, 2001.

13 Includes 24,010 shares of Common Stock subject to options exercisable within 60 days of March 31, 2001.

14 Includes 23,010 shares of Common Stock subject to options exercisable within 60 days of March 31, 2001.

15 Includes 21,010 shares of Common Stock subject to options exercisable within 60 days of March 31, 2001.

16 Includes 21,010 shares of Common Stock subject to options exercisable within 60 days of March 31, 2001.

17 Includes 21,010 shares of Common Stock subject to options exercisable within 60 days of March 31, 2001.

18 Includes 16,205 shares of Common Stock subject to options exercisable within 60 days of March 31, 2001.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

     The Board has nominated Messrs. Duncan and Ver Hagen to be reelected as Class II directors, each for a three-year term expiring in 2004. If elected, each nominee will hold office until his term expires and until his successor is elected and qualified. Management knows of no reason why either of these nominees would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other persons for director as management may recommend in the place of such nominee. THE BOARD RECOMMENDS VOTING "FOR" THE REELECTION OF THE TWO NOMINEES LISTED BELOW.

INFORMATION REGARDING NOMINEES

     The Restated Certificate of Incorporation of the Company provides for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board of Directors. As a result, approximately one-third of the Board of Directors is elected each year. The Class I directors are Ms. Davis and Messrs. Horowitz and Hauptfuhrer; the Class II directors are Messrs. Duncan, Thompson and Ver Hagen; and the Class III directors are Ms. Neuman and Messrs. Deason and Evans. Directors hold office until their terms expire and their successors have been elected and qualified. In accordance with the Company's Bylaws, the Board reduced its size from nine to eight at the January 2001 Board meeting. The change in the size of the Board did not impact the current term of any director and will not be effective until the election of directors at the Annual Meeting. Mr. Thompson has attained the mandatory age for retirement from the Board in accordance with the Company's Bylaws and will not stand for reelection.

     The following table sets forth certain information for each nominee, and for each director of the Company whose term of office continues after the Annual
Meeting:

NOMINEES FOR ELECTION AS CLASS II DIRECTORS WHOSE TERMS WILL EXPIRE IN 2004:


Name                    Age      Principal Occupation During the Past Five Years
----                    ---      -----------------------------------------------
John L. Duncan ........  67      Mr. Duncan has been a director of the Company
                                 since December 1993. Mr. Duncan currently serves as President and Chief Executive Officer of Martin Industries, Inc. ("Martin"), a position he has held since June 2000. Mr.
                                 Duncan also has served as director of Martin since May 1999. Martin manufactures and sells pre-engineered fireplaces, gas heaters, gas logs and related equipment. Mr. Duncan retired as President and Chief Executive Officer of
                                 Murray Ohio Manufacturing Co., a position he held from 1987 to 1994.

Jan K. Ver Hagen ......  63      Mr. Ver Hagen has been a director of the
                                 Company since January 1996 and served as the non-executive Chairman of the Board from May
                                 1998 until December 2000. Mr. Ver Hagen
                                 currently serves as Senior Vice President reporting to the President of Emerson Electric
                                 Co. ("Emerson"), a manufacturer and marketer of electronic and electrical products. Prior to rejoining Emerson, Mr. Ver Hagen was employed by United Dominion Industries, Limited ("UDI") as Vice Chairman in 1998, and as President and Chief Operating Officer from 1994 to 1998. Mr.
                                 Ver Hagen also serves as a director of Plexus
                                 Corp and Trustee of the University of Wisconsin
                                 Foundation and The Wisconsin Alumni Research
                                 Foundation.

INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002:

Name                    Age      Principal Occupation During the Past Five Years
----                    ---      -----------------------------------------------
James E. Deason ........ 53      Mr. Deason has been a director of the Company
                                 since October 1995. Mr. Deason has been the Executive Vice President, Chief Financial
                                 Officer and Secretary of the Company since
                                 September 1994. Prior to joining the Company,
                                 Mr. Deason, a Certified Public Accountant, was a partner with Ernst & Young LLP.

Thomas P. Evans ........ 44      Mr. Evans has been a director of the Company
                                 since December 1995. Mr. Evans has served as the Executive Vice President of Business
                                 Development of Permal Asset Management
                                 ("Permal") since September 1999. Prior to holding that position, Mr. Evans held the positions of Senior Vice President and Chief
                                 Operating Officer (1999) and President,
                                 Emerging Markets (1994-1998), of Permal.

Gail O. Neuman ......... 54      Ms. Neuman has been a director of the Company
                                 since November 1997. In 2000, Ms. Neuman retired as the Vice President-Human Resources and General Counsel of Nissan Motor
                                 Manufacturing Corporation U.S.A. ("Nissan"), a vehicle manufacturer. She had been employed with Nissan since 1981.

INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003:

Name                    Age      Principal Occupation During the Past Five Years
----                    ---      -----------------------------------------------
Chris A. Davis ........  50      Ms. Davis has been a director of the Company
                                 since October 1997. Ms. Davis has served as the Executive Vice President, Chief Financial and
                                 Administrative Officer of ONI Systems
                                 Corporation ("ONI") since May 2000. ONI
                                 develops, markets and sells all-optical
                                 networking communications equipment. Prior to holding that position at ONI, she served as the Executive Vice President and Chief Financial and Administrative Officer of Gulfstream
                                 Aerospace Corporation ("Gulfstream") from 1993 to July of 1999, and as a Vice President of General Dynamics Corporation after its acquisition of Gulfstream in July 1999.
                                 Ms. Davis also serves as a director of Cytec
                                 Industries, Inc.

Dennis J. Horowitz ..... 54      Mr. Horowitz has been the President and Chief
                                 Executive Officer and a director of the Company since March 1998, and in January of 2001 he also became Chairman of the Board of Directors.
                                 Prior to joining the Company, Mr. Horowitz served as Corporate Vice President and President of the Americas of AMP Incorporated
                                 ("AMP"), a high technology electric connector and interconnection systems company, since
                                 September 1994. Mr. Horowitz also serves as a director of Aerovox Incorporated and
                                 Superconductor Technologies, Inc.

W. Barnes Hauptfuhrer ...46      Mr. Hauptfuhrer has been a director of the
                                 Company since May 1998. Mr. Hauptfuhrer has served as Co-Head of Capital Markets for First
                                 Union Corporation, a financial services
                                 corporation, since January 2000. Mr.
                                 Hauptfuhrer previously served as Co-Head of Investment Banking for First Union from January
                                 1999 to December 1999, and prior to that time he served as a Managing Partner of First Union
                                 Capital Partners, a private equity investment group within First Union, since 1988.

BOARD MEETINGS AND COMMITTEES

     During 2000, the Board of Directors held five meetings and acted by written consent in lieu of a meeting once. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of which such director was a member during the last year.

    At the March 2001 Board meeting, Ms. Neuman and Messrs. Duncan and Evans were appointed to serve as members of the Compensation Committee. The responsibilities of the Compensation Committee are described under "Compensation Committee Report on Executive Compensation." In 2000, Ms. Neuman and Messrs. Hauptfuhrer and Evans served as members of the Compensation Committee of the Board of Directors. The Compensation Committee held two meetings and acted by written consent in lieu of a meeting once during 2000.

     Messrs. Horowitz, Hauptfuhrer and Ver Hagen currently serve on the Company's Executive Committee. The purpose of the Executive Committee is to act in the place and stead of the Board, to the extent permitted by law and the Company's Bylaws and within certain limits set by the Board, on matters that require Board action between meetings of the Board of Directors. The Executive Committee also performs the functions of a nominating committee and selects or recommends to the Board of Directors the selection of nominees for election as Directors of the Company and determines whether to nominate incumbent Directors for reelection. The Executive Committee does not have any procedures established for the consideration of nominees recommended by stockholders. The Executive Committee held one meeting during 2000.

     At the March 2001 Board meeting, Ms. Davis and Messrs. Ver Hagen and Haupt fuhrer were appointed to serve as members of the Audit Committee. The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. In 2000, Ms. Davis and Messrs. Thompson and Duncan served as members of the Company's Audit Committee. The Audit Committee held three meetings during 2000.

BOARD COMPENSATION

     The Company's 1993 Stock Option Plan for Outside Directors (the "1993 Plan") provides for the granting of non-qualified stock options to independent directors of the Company. The Company has reserved a total of 185,000 shares of Common Stock for issuance pursuant to the 1993 Plan. The 1993 Plan is administered by the Administration Committee, which is composed of all members of the Board who are not outside directors. Under the 1993 Plan, each outside director initially receives a non-qualified option to purchase 5,000 shares of Common Stock on the date upon which such person first becomes a director. In addition, each outside director is automatically granted a non-qualified option to purchase 1,000 shares of Common Stock on each anniversary of such director's election to the Board. Moreover, the Administration Committee may grant additional options at its discretion and in lieu of other compensation otherwise payable to the outside directors.

     Options granted under the 1993 Plan have a term of 10 years unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the 1993 Plan. No option under the 1993 Plan is transferable or assignable by the non-employee director other than by the laws of descent and distribution or to such director's spouse, lineal descendant, lineal ancestors, a trust for the benefit of such persons or a partnership or limited liability company whose only partners or members are the non-employee director and/or such persons. The exercise price of each option under the 1993 Plan is equal to the fair market value (as defined in the 1993 Plan) of the Common Stock on the date of grant. Options granted under the 1993 Plan upon initial election to the Board vest at the rate of 33 1/3% per year. Options which are granted upon the anniversary dates of such election vest immediately. Unless sooner terminated, the 1993 Plan will terminate in 2003.

     Employee directors do not receive additional compensation for serving on the Board of Directors. In the past, the non-employee directors received a quarterly cash retainer of $5,000 for service on the Board. Effective January 1, 2000, the non-employee directors began receiving an annual stock option grant in lieu of the quarterly cash retainers. This change further aligns the Board of Directors' interests with the stockholders and ties the Board of Directors' financial rewards for serving on the Board to those of the stockholders.

     The stock option grants in lieu of retainers are made in accordance with the 1993 Plan and are made at fair market value (as defined in the 1993 Plan) on the date of the grant, vesting immediately and expiring after ten years. The value assigned to such grants is based upon a modified Black-Scholes model and equated to $25,000 in 2000 and $30,000 in 2001. The grants resulted in each non-employee director receiving, in 2000, 5,400 stock options on January 20, 2000, (except for Mr. Ver Hagen then Chairman of the Board, who received twice that amount) and, in 2001, 7,610 stock options on January 2, 2001, (except for Mr. Thompson who received half the amount given his pending retirement from the Board). Each non-employee director continues to receive $1,000 for each and every Board or committee meeting such director attends, and an additional $1,000 for each Board or committee meeting such director chairs. In addition, Mr. Duncan, who serves as lead director, receives an additional $1,000 per Board meeting attended for serving in that capacity.

     In addition to the standard compensation program outlined above, Mr. Ver Hagen was paid an additional $6,000 in 2000 for consulting services provided to the Company beyond his regular duties as a director and Chairman of the Board.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to or accrued on behalf of the Chief Executive Officer of the Company during 2000 and the other persons who were serving as executive officers of the Company at December 31, 2000 and whose total annual salary and bonus exceeded $100,000 for that year (collectively, the "Named Executive Officers") for services rendered in the years ended December 31, 2000, 1999, and 1998.

                           SUMMARY COMPENSATION TABLE


                                               ANNUAL COMPENSATION        LONG-TERM INCENTIVE AWARDS
                                       ----------------------------------- -------------------------
                                                                          RESTRICTED   SECURITIES
                                                           OTHER ANNUAL     STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSTION   YEAR    SALARY      BONUS    COMPENSATION(A)  AWARDS(B)OPTIONS (SHARES)COMPENSATION(C)
-------------------------   ------  ---------  ---------- --------------   --------- -----------------------------
Dennis Horowitz ..........   2000   $543,000   $140,000       $    --      $228,273       85,000      $ 63,680
  Chairman, President and    1999    527,347     42,300        77,074            --       60,000        44,677
  Chief Executive Officer    1998    373,880     50,000       146,930       306,563      125,000           490

James E. Deason ..........   2000    244,372     86,420            --        63,411       16,600        27,307
  Executive Vice President,  1999    238,248         --        11,413            --       21,000        20,556
   Chief Financial Officer   1998    218,994     20,000         8,550        41,795       17,000         6,341
   and Secretary and Director


Keith I. Weil ...........    2000    209,800     68,825            --        77,108       22,300        15,966
  Senior Vice President,     1999    201,137      8,100       157,953            --       15,000        12,397
  Tube Products              1998     16,667         --        14,370            --       15,000       182,492

Johann R Manning, Jr. ...    2000    178,677     62,350            --        66,724       13,400        12,919
  Senior Vice President,     1999    171,264      8,600        18,295            --       18,000        10,406
  Human Resources and        1998     88,443     10,000        50,764        27,877        6,000         2,415
  General Counsel

-----------------

(a) These amounts include reimbursement for relocation and tax-related expenses thereto ($62,000 in 1999 and $139,718 in 1998 for Mr. Horowitz; $148,565 in
    1999 and $13,695 in 1998 for Mr. Weil; and $7,211 in 1999 and $45,239 in
    1998 for Mr. Manning).

(b) Amount of restricted stock awards based on market value on date of grant. Fifty percent of the shares vest on each of the first and second anniversaries of the date of grant. In the event that any dividends are paid with respect to the Common Stock in the future, dividends will be paid on the restricted stock at the same rate. As of December 31, 2000, the number of shares of restricted stock awarded to Messrs. Horowitz, Deason and Manning for the 1998 grant was 15,000, 2,045 and 1,364, respectively, and the value of those shares as of December 31, 2000 was $179,850, $24,520 and $16,354, respectively. As of December 31, 2000, the number of shares of restricted stock awarded to Messrs. Horowitz, Deason, Weil and Manning for the 2000 grant was 15,241, 4,174, 5,282 and 4,579, respectively, and the value of those shares as of December 31, 2000 was $182,740, $50,046, $63,331 and $54,902, respectively.

(c) The 2000 amounts include 401(k) matching contributions made by the Company for Messrs. Horowitz, Deason, Weil and Manning of $7,721, $6,596, $6,411 and $5,712, respectively, and the present value costs of the Company's portion of 2000 premiums for split-dollar life insurance above the term coverage level provided generally to salaried employees for Messrs. Horowitz, Deason, Weil and Manning of $55,959, $20,711, $9,555 and $7,207, respectively. Additionally, the 1998 amount for Mr. Weil includes a tax-adjusted incentive payment to accept employment with the Company, which would have been repayable to the Company by Mr. Weil if he had left the Company within a specified time frame.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the stock option grants made to the Named Executive Officers during the fiscal year ended December 31, 2000.

                                                                              POTENTIAL REALIZABLE VALUE AT
                                                                              ASSUMED RATES OF STOCK PRICE
                                                                             APPRECIATION FOR OPTION TERM(B)
                                                                         ---------------------------------------
                                         INDIVIDUAL GRANTS                       5%                  10%
                           --------------------------------------------- ------------------- -------------------
                            NUMBER OF  PERCENT OF
                            SHARES OF     TOTAL
                             COMMON      OPTIONS
                              STOCK      GRANTED   EXERCISE
                           UNDERLYING      TO        PRICE                PRICE               PRICE
                             OPTIONS    EMPLOYEES     PER    EXPIRATION    PER    AGGREGATE    PER    AGGREGATE
NAME                       GRANTED(A)    IN 2000     SHARE      DATE      SHARE     VALUE     SHARE     VALUE
-------                     ---------  ----------  --------   ---------  ------  ----------  ------- ----------
Dennis J. Horowitz ......... 85,000      21.59%    $13.69     1/20/2010   $22.30  $731,680   $35.50  $1,854,220
James E. Deason ............ 16,600       4.22      13.69     1/20/2010    22.30   142,893    35.50     362,118
Keith I. Weil .............. 22,300       5.66      13.69     1/20/2010    22.30   191,958    35.50     486,460
Johann R. Manning, Jr. ..... 13,400       3.40      13.69     1/20/2010    22.30   115,347    35.50     292,312

--------------
(a) For Messrs. Horowitz, Deason, Weil and Manning, options vest in three equal annual installments beginning on January 20, 2001.
(b) The assumed annual rates of appreciation of five and ten percent would result in the Company's Common Stock increasing from $13.69 to $22.30 and $35.50 per share, respectively for Messrs. Horowitz, Deason, Weil and Manning.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth information with respect to the aggregate number of unexercised options to purchase Common Stock granted in all years to any of the Named Executive Officers and held by them as of December 31, 2000. There were no stock options exercised during the year ended December 31, 2000 and no unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of the Common Stock) as of December 31, 2000.

                                                               NUMBER OF SHARES                 VALUE OF
                                                                OF COMMON STOCK                UNEXERCISED
                                                                  UNDERLYING                  IN-THE-MONEY
                                                                  UNEXERCISED                  OPTIONS AT
                                 SHARES                           OPTIONS AT                  DECEMBER 31,
                               ACQUIRED ON      VALUE          DECEMBER 31, 2000                 2000(A)
                                                                                -----------------
                                                           ------------------------       ---------------------
NAME                            EXERCISE      REALIZED      VESTED        UNVESTED         VESTED     UNVESTED
------                         -----------    ---------    ---------     ----------       --------   ----------
Dennis J. Horowitz ...........     --            --         85,000         185,000         --            --
James E. Deason ..............     --            --         44,100          50,000         --            --
Keith I. Weil ................     --            --         14,000          38,300         --            --
Johann R. Manning, Jr. .......     --            --          8,400          29,000         --            --

--------------
(a) For all unexercised in-the-money options, assumes a fair market value at December 31, 2000 of $11.99 per share of Common Stock, which was the sales price in the last transaction in the Common Stock on the New York Stock Exchange as of that date.

LONG-TERM INCENTIVE PLAN - AWARDS IN THE LAST FISCAL YEAR

     Effective January 1, 1999, the Company adopted the Long-Term Incentive Plan ("LTIP") for select key executives, including the Named Executive Officers. Under the LTIP, the executives are granted a set number of restricted shares within the first quarter of the three year cycle. Thereafter, the three year average Return on Total Capital for the Company, based upon set targets, determines whether the shares fail to vest, partially vest or vest completely. The vesting, if any, shall occur as soon as practical after the close of the final year of the cycle. For a more detailed description of the LTIP, see the section "Compensation Committee Report on Executive Compensation," contained in this Proxy Statement.

     The following table provides information regarding awards made in 2000 to the Named Executive Officers pursuant to the Company's Long-Term Incentive Plan.

                                    NUMBER OF    PERFORMANCE OR OTHER          ESTIMATED FUTURE PAYOUTS
                                SHARES, UNITS OR     PERIOD UNTIL          UNDER NON-STOCK PRICE-BASED PLANS
                                                                       -----------------------------------------
NAME                            OTHER RIGHTS (#) MATURATION OR PAYOUT  THRESHOLD (#)  TARGET (#)    MAXIMUM (#)
------                           --------------   ------------------   ------------    ---------    -----------
Dennis J. Horowitz .............   16,000            2000 - 2002         13,600        16,000          16,000
James E. Deason ................    6,400            2000 - 2002          5,440         6,400           6,400
Keith I. Weil ..................    5,650            2000 - 2002          4,803         5,650           5,650
Johann R. Manning, Jr. .........    4,300            2000 - 2002          3,655         4,300           4,300


PLANS AND ARRANGEMENTS

     RETIREMENT PLANS. Executive employees of the Company are eligible to participate in the Wolverine Tube, Inc. Retirement Plan (the "Retirement Plan"). This funded noncontributory defined benefit pension plan provides an annuity benefit, upon retirement at normal retirement age of 65, of (i) 1.5% of average monthly compensation, averaged over the 60 month period that produces the highest average during the last 120 months, times (ii) years of service to the Company, minus (iii) an adjustment for Social Security benefits as described in the Retirement Plan. Upon early retirement prior to age 60, a reduction will be made to the foregoing benefit equal to 4% for each year by which such retirement precedes age 60, ending at age 55, the minimum age to receive pension benefits. A minimum of five years of service is needed for eligibility for an early retirement benefit. There is a minimum benefit of 1.25% of average monthly base compensation multiplied by years of service with the Company, however, no Company executive is expected to receive a benefit under this formula.

     The Company has a Supplemental Executive Retirement Plan (the "Executive Plan"). This defined benefit pension plan is nonfunded and provides benefits to certain eligible executives of the Company. The benefits provided under the Executive Plan are identical to the benefits provided by the Retirement Plan, except that under the Retirement Plan final average annual compensation for purposes of determining plan benefits is currently capped at $170,000 pursuant to certain Internal Revenue Code of 1986, as amended (the "Code") limits. Benefits under the Executive Plan are not subject to this limitation. However, Executive Plan benefits are offset by any benefits payable from the Retirement Plan.

     In 1999, an individual Supplemental Executive Retirement Plan (the "Individual Plan") was established for Mr. Horowitz. The Individual Plan provides that if Mr. Horowitz remains with the Company until March 31, 2004, which will constitute six years of service with the Company, he shall be deemed vested with an additional six years of service and thereafter shall be credited two years for every one year of service. Additionally, the Individual Plan provides that if prior to August 15, 2004, the date Mr. Horowitz attains age 58, either (i) the Company experiences a change in control or (ii) Mr. Horowitz is terminated without cause, Mr. Horowitz will be deemed to have reached age 58 as of the date of such change in control or termination without cause and all benefits under the Individual Plan shall be calculated as if Mr. Horowitz met the eligibility requirements for early retirement and was fully vested in the benefits payable as of such date. In such case, in determining final average compensation, upon which benefits are based, it will be assumed that Mr. Horowitz continued to receive compensation at his then current level through August 15, 2004.

     The following table shows the estimated annual benefits payable upon normal retirement at age 65 in 2001 under the Retirement Plan, Executive Plan and Individual Plan for persons in specified remuneration and years of service classifications.

                               PENSION PLAN TABLE


                                     AGE 65 ANNUAL RETIREMENT BENEFITS IN 2001 FOR VARIOUS SERVICE PERIODS
                                ------------------------------------------------------------------------------
FINAL AVERAGE SALARY               5          10          15          20         25          30          35
-------------------             --------   --------    --------    --------   --------    --------    --------
125,000 .....................    8,556       17,113      25,669     34,225      42,782      51,338      60,713
150,000 .....................   10,431       20,863      31,294     41,725      52,157      62,588      73,838
175,000 .....................   12,306       24,613      36,919     49,225      61,532      73,838      86,963
200,000 .....................   14,181       28,363      42,544     56,725      70,907      85,088     100,088
250,000 .....................   17,931       35,863      53,794     71,725      89,657     107,588     126,338
300,000 .....................   21,681       43,363      65,044     86,725     108,407     130,088     152,588
350,000 .....................   25,431       50,863      76,294    101,725     127,157     152,588     178,838
400,000 .....................   29,181       58,363      87,544    116,725     145,907     175,088     205,088
450,000 .....................   32,931       65,863      98,794    131,725     164,657     197,588     231,338
500,000 .....................   36,681       73,363     110,044    146,725     183,407     220,088     257,588
550,000 .....................   40,431       80,863     121,294    161,725     202,157     242,588     283,838
600,000 .....................   44,181       88,363     132,544    176,725     220,907     265,088     310,088
650,000 .....................   47,931       95,863     143,794    191,725     239,657     287,588     336,338
700,000 .....................   51,681      103,363     155,044    206,725     258,407     310,088     362,588
750,000 .....................   55,431      110,863     166,294    221,725     277,157     332,588     388,838
800,000 .....................   59,181      118,363     177,544    236,725     295,907     355,088     415,088
850,000 .....................   62,931      125,863     188,794    251,725     314,657     377,588     441,338


     The benefits described in the table above are calculated on a straight life annuity basis and are not subject to any reduction for Social Security or other offset amounts.

     The covered compensation of participants used to calculate the retirement benefits described above consists of base pay, overtime, commissions and non-incentive bonus payments which is the amount in the Salary column of the Summary Compensation Table and year-end bonuses or incentive compensation not in excess of one-half of base pay received in the current year. Mr. Horowitz, Mr. Deason, Mr. Weil and Mr. Manning had compensation of $585,300, $244,372, $217,900 and $187,277, respectively, for purposes of the above table, as of December 31, 2000.

     As of December 31, 2000, Mr. Horowitz had three years of credited service in the Retirement Plan, Mr. Deason had six years, Mr. Weil had two years and Mr. Manning had three years.

     SEVERANCE PAY PLAN. The Company's Severance Pay Plan (the "Severance Plan") provides benefits to all eligible salaried employees who have at least one year of service and who are terminated for reasons other than for cause. Severance benefits include payment of all accrued vacation and two weeks pay at the employee's current base salary plus one week's pay for each full year of continuous service, not to exceed 26 weeks. Acceptance of severance benefits requires the execution of a general release of all claims against the Company, except claims in accordance with the provisions of applicable benefit plans.

     CHANGE IN CONTROL, SEVERANCE AND NON-COMPETITION AGREEMENTS. The Company has entered into Change in Control, Severance and Non-Competition Agreements ("Severance Agreements") with each of the Named Executive Officers. The Severance Agreements generally provide that (i) certain payments will be made by the Company to the Named Executive Officer if his employment is terminated or he resigns in certain circumstances, (ii) during the term of employment and for a period of three years following termination of employment with the Company, the Named Executive Officer will not disclose or improperly use confidential information relating to the Company, (iii) for a period of two years following termination of employment with the Company, the Named Executive Officer will not solicit business from the Company's customers, and (iv) during the term of employment and for a specified period of years following termination of employment with the Company, the Named Executive Officer will not compete with the Company in the United States.

     The Severance Agreement with Mr. Horowitz provides that if he is terminated for cause or resigns, other than for certain enumerated reasons, he is entitled to receive only the severance benefits, if any, provided by the Company's standard procedure and practice, and payment of his salary through the date of termination or resignation. If Mr. Horowitz is terminated without cause or resigns for one of the enumerated reasons, he is entitled to three years' salary, plus payment for any unused vacation time for the year of termination or resignation (all payable either in a lump sum or in periodic payments over three years) plus continuation of his medical and disability insurance benefits until the earlier of the expiration of 36 months or the date on which the executive is covered under any other comparable plan. After such medical and disability insurance coverage is exhausted, the Company will provide Mr. Horowitz access to the medical and disability group insurance coverage available to its employees at his expense until he attains the age of sixty-five. Mr. Horowitz is also to be reimbursed the cost of maintaining life insurance coverage comparable to his coverage under the Company's group life insurance plan until the earlier of 36 months or when equivalent coverage is obtained under another group life insurance plan. In the event that Mr. Horowitz is terminated without cause or resigns for any reason within two years of a change in control (as defined in the Severance Agreement), he would be entitled to an additional amount equal to forty percent of his base salary for each year that continuing payments are made to him pursuant to the Severance Agreement, except that, in the event the termination or resignation occurs after the first six months of the Company's fiscal year, then he would be entitled to receive the greater of the actual amount of the annual bonus to which he would be actually entitled to be paid pursuant to the Company's annual bonus plan for the year in which the termination occurred or forty percent of his base salary for that year. In those circumstances following a change in control, Mr. Horowitz would also be entitled to reimbursement for outplacement services utilized by him for up to one year following his termination or resignation. Mr. Horowitz's Severance Agreement provides that he may not compete with the Company in the United States for a period of three years from termination of employment.

     The Severance Agreements with each of Messrs. Deason, Weil and Manning provide that if such officer is terminated for cause or he resigns other than for certain enumerated reasons, he is entitled to only the severance benefits, if any, provided by the Company's standard procedure and practice and payment of his salary through the date of his termination or resignation. The Severance Agreements with Messrs. Weil and Manning provide that if such officer is terminated without cause or resigns for one of the enumerated reasons, or resigns for any reason within two years following a change in control (as defined in the Severance Agreement), he is entitled to two years salary plus payment for any unused vacation time for that year (payable either in a lump sum or in periodic payments over two years) plus continuation of such officer's medical and disability insurance benefits until the earlier of the expiration of 24 months or the date on which the executive is covered under any other comparable plan. The Severance Agreement with Mr. Deason provides that (i) if he is terminated without cause or resigns for any reason within two years following a change in control, he is entitled to three years' salary or (ii) if such termination or resignation for any of the enumerated reasons occurs in any other circumstances, he is entitled to two years' salary plus, in either case, payment for any unused vacation time for that year (payable either in a lump sum or in periodic payments over two or three years, as applicable) plus continuation of his medical and disability insurance benefits until the earlier of the expiration of 24 months (36 months for Mr. Deason in the event of a change in control) or the date on which the executive is covered under any other comparable plan. After such medical and disability coverage is exhausted, the Company will provide Messrs. Deason, Weil and Manning access to the medical and disability group insurance coverage available to its employees at their expense until they attain the age of sixty-five. The Severance Agreements for Messrs. Deason, Weil and Manning also provide they are to be reimbursed the cost of maintaining life insurance coverage comparable to the coverage under the Company's group life insurance plan until the earlier of 24 months (36 months for Mr. Deason in the event of a change in control) or when equivalent coverage is obtained under another group life insurance plan. The Severance Agreements with each of Messrs. Deason, Weil and Manning also provide that, in the event such officer is terminated without cause or resigns for any reason within two years of a change in control, he would be entitled to an additional amount equal to thirty percent of his base salary for each year that continuing payments are made pursuant to the Severance Agreement, except that, in the event the termination or resignation occurs after the first six months of the Company's fiscal year, then he would be entitled to receive the greater of the actual amount of the annual bonus to which he would be actually entitled to be paid pursuant to the Company's annual bonus plan for the year in which the termination occurred or thirty percent of his base salary for that year. In those circumstances following a change in control, each officer would also be entitled to reimbursement for outplacement services utilized by him for up to one year following termination or resignation. The Severance Agreements for each of Messrs. Deason, Weil and Manning provide that such officer may not compete with the Company in the United States for a period of two years from termination of employment.

     All the above described Severance Agreements provide that payments made under any change in control provision of a Company compensation or benefit plan which are subject to an "excess parachute payment" tax will be increased so that the individual will receive a net payment equal to that which would have been received if such tax did not apply. Certain of the Company's benefit plans also contain change in control provisions.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. In 2000, Ms. Neuman and Messrs. Hauptfuhrer and Evans served on the Compensation Committee. No members of the Company's Compensation Committee had any relationships which are reportable under this section except that Mr. Evans was the Executive Vice President, Finance and Administration Secretary and Treasurer and a director of the Company from April 1992 to May 1994.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     OVERVIEW. The Compensation Committee is responsible for the general compensation policies of the Company, and in particular is responsible for setting and administering the policies that govern compensation of the Company's executive officers. The Compensation Committee, which is comprised of three non-employee directors, evaluates the performance of management and determines the compensation levels for all executive officers.

     To assist in determining compensation policies, the Compensation Committee from time to time retains management and compensation consulting firms to evaluate the Company's various compensation programs. Additional information on compensation has been derived in the course of recruiting senior executives for the Company.

     The objective of the Compensation Committee is to establish policies and programs to attract, retain and motivate key executives, and to reward performance by those executives that benefits the stockholders. The primary elements of executive and senior officer compensation are base salary, annual cash bonus awards, long-term incentive compensation awards, and stock option and restricted stock awards. Base salary is based on factors such as the individual executive or senior officer's level of responsibility and comparison to similar positions in the Company and in comparable companies. Annual cash bonus awards are generally based on the Company's performance measured against the attainment of financial and other objectives established annually by the Board of Directors, and on achieving individual performance objectives. Long-term incentive awards, which are paid in the form of restricted stock and stock option awards, are intended to align the executive or senior officer's interests with those of the stockholders in promoting the long-term growth of the Company, and are determined based on the executive or senior officer's salary, level of responsibility, number of awards previously granted, competitive benchmarks established in comparisons to similarly situated companies, and contributions toward achieving the objectives of the Company. Further information on each of these compensation elements is set forth below.

     SALARIES. Base salaries for executive and certain officers (other than the Chief Executive Officer (the "CEO")) are adjusted annually, following a review by the CEO. In the course of the review, performance of the individual with respect to specific objectives is evaluated, as are any increases in responsibility, and salaries for similar positions and levels of responsibility within the Company and in comparable companies. The specific objectives for each executive or designated senior officer (other than the CEO) are set by the CEO, and will vary for each executive position and for each year. Since this is a base salary review, performance of the Company is not weighed heavily in the result. When all reviews are completed, the CEO makes a recommendation to the Compensation Committee for its review and final approval.

     With respect to the CEO, the Compensation Committee and the Chairman of the Board review and establish a base salary, which is influenced primarily by the Compensation Committee's and Chairman of the Board's assessment of the CEO's performance and the Compensation Committee's and the Chairman of the Board's expectations as to his future contributions. Competitive compensation data is also a major factor in establishing the CEO's salary, but no precise formula is applied in considering this data. In future years, the chairman of the Compensation Committee will recommend to the Compensation Committee the CEO's base salary. The Compensation Committee will then establish the CEO's base salary.

     BONUSES. The Compensation Committee believes that the executive officers should be entitled to receive cash bonus awards based upon both individual achievement as well as the financial performance of the Company. Pursuant to the Company's annual management bonus plans, annual cash bonus objectives are more heavily dependent on the financial performance of the Company, and less so on individual performance. The Board of Directors of the Company reviews the business plan, capital expenditure plans and other factors developed by management and then approves the objectives for the year and sets financial targets. The Compensation Committee then incorporates these targets into the bonus plans. Thresholds are then derived below which no cash bonus would be paid, except for that portion tied to individual performance. Performance factors are considered, such as attainment of objectives in financial performance, product development, market share, representation of the Company at analyst and investor meetings, development of management personnel, individual objectives and other considerations.

     In measuring those objectives with respect to the CEO, the Compensation Committee assessed such factors as executive management skills, investor relations, leadership, company performance in the context of market conditions, and strategic planning and development.

     LONG-TERM INCENTIVE PLANS, STOCK OPTIONS AND RESTRICTED STOCK AWARDS. Long-term incentive plans have been established by the Compensation Committee in consultation with senior management and with compensation consultants and the CEO. Selected senior executives designated by the CEO, and approved by the Compensation Committee, are eligible for awards under the plans based upon the Company's return on total capital measured over a three-year period. Performance objectives for all participants (including the CEO) under the long-term incentive plans are based upon an incremental scale dependent upon achieving the specified target return rate. Payments under the plans may be in cash, restricted stock or a combination of cash and restricted stock at the discretion of the Compensation Committee.

     Stock options and restricted stock awards are an integral part of each executive or senior officer's compensation and are intended to provide an incentive to continue as employees of the Company over the long term, and to align the interests of the executive or senior officer with those of the stockholders by providing a stake in the Company. All equity based awards for management are generally granted pursuant to the Company's 1993 Equity Incentive Plan (the "Equity Plan"). Grants of stock options to participants generally are made at fair market value on the date of the grant, vest over a period of three years, and expire after ten years; restricted stock awards, granted other than under the Long-Term Incentive Plan, generally vest over a two year period of time. In making grants of equity awards, the Compensation Committee takes into account the total number of shares available for grant under the plan, prior grants outstanding, and estimated requirements for future grants. Individual awards take into account the executive or senior officer's contributions to the Company, scope of responsibilities, strategic and operational goals, salary and number of unvested options and other equity awards.

     In determining equity based awards for the CEO, the Compensation Committee weighed all of the above factors. However, in recognition of the CEO's critical role in developing strategies for the long-term benefit of the Company, awards may be granted that are greater than may be indicated by comparisons of relative salary amounts. Stock options and restricted stock are important elements in attracting and retaining capable executives at all levels, and this is particularly so in the case of the CEO.

     SUMMARY. In 2000, the range of performance metrics set by the Board of Directors, and administered by the Compensation Committee for bonus pay-out, were achieved given the performance of the Company in 2000 and the individual performance of certain executives and senior officers (including the CEO). As a result, cash bonuses were awarded as noted within the Summary Compensation Table and also awarded was a mid-year grant of restricted stock. Additionally, and as discussed in last year's proxy, the Compensation Committee made restricted stock awards in January of 2000 to certain executive and senior officers (including the CEO) based upon the desire to further align stockholder and executive interests, to continue to motivate key executives and to provide a long term incentive for executives to continue as employees of the Company. Based on available information, the Compensation Committee believes that the executive compensation policies and programs described in this report serve the interests of stockholders and the Company, the Company's level of base salaries is competitive, and the Company's bonus programs will cause bonus levels to be competitive as well. The Compensation Committee continually reviews the Company's compensation programs to ensure that the overall package is competitive, balanced, and that proper incentives and rewards are provided.1

                                                Compensation Committee

                                                Gail O. Neuman
                                                Thomas P. Evans
                                                W. Barnes Hauptfuhrer



-----------------
1 Due to the historical compensation levels of the Company's executive officers, the Compensation Committee has not yet formulated a policy on qualifying executive officer compensation for tax deductibility under
    Section 162(m) of the Code. The Compensation Committee will continue to monitor this issue with a view towards maximizing compliance with Section 162(m) while maintaining the flexibility to provide competitive compensation even if a portion of such compensation was rendered nondeductible by reason of Section 162(m).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There are no transactions with management and others, business relationships, indebtedness of management to the Company or transactions with promoters that are required to be disclosed in this Proxy Statement.


                         COMPANY STOCK PRICE PERFORMANCE

     Set forth below is a line graph comparing the five-year cumulative total stockholder return on the Common Stock since December 31, 1995, with the cumulative total stockholder return of the S&P Industrials Index, the NYSE Composite Index and the Russell 2000 Index, assuming reinvestment of any dividends.


                              COMPOSITE PRICE CHART

                              [PERFORMANCE GRAPH]



                            TOTAL CUMULATIVE RETURNS

                                   12/31/95     2/31/96      12/31/97     12/31/98     12/31/99     12/31/00
                                    -------     ------        -------      -------      -------      -------
Wolverine Tube, Inc. .............    100          94            83           56           38           32
S&P Industrial ...................    100         121           155          205          255          212
NYSE Compostie ...................    100         119           155          181          181          199
Russel 2000 ......................    100         115           138          134          134          153


                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent of the Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act of 1934, as amended (the "Exchange Act"), which require them to file reports with respect to their ownership of the Company's securities on Form 3 and transactions in the Company's securities on Forms 4 or 5. Based solely on its review of the copies of such forms received by it and written representations from the Company's executive officers and directors, the Company believes that, for the fiscal year ended December 31, 2000, the Section 16(a) filing requirements were complied with by all incumbent executive officers, directors and director nominees and beneficial holders of more than 10% of the Common Stock during the year.


                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board reviews and approves the scope of the audit performed by the Company's independent auditors and the Company's accounting principles and internal accounting controls. The Audit Committee is composed of three independent directors, and operates under a written charter adopted and approved by the Board of Directors. Each of the members of the Audit Committee is independent as defined under the New York Stock Exchange listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2000 (the "Audited Financial Statements") with management of the Company and the Company's independent auditors. In addition, we have discussed with Ernst & Young LLP, the independent auditors of the Company, the matters required by Codification of Statements on Accounting Standards No. 61 ("SAS 61").

     The Audit Committee also has received the written report, disclosure and the letter from Ernst & Young LLP required by the Independence Standards Board Statement No. 1, and we have discussed the written report with Ernst & Young LLP and its independence from the Company. We also have discussed with management of the Company and Ernst & Young LLP such other matters and received such assurances from them as we deemed appropriate.

     Based on the foregoing review and discussions and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report for the year ended December 31, 2000 on Form 10-K, to be filed with the Securities and Exchange Commission.

                                     The Audit Committee

                                     Chris A. Davis
                                     John L. Duncan
                                     Charles E. Thompson

                  PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 2001, and recommends that the stockholders vote for ratification of such appointment. Ernst & Young LLP has audited the Company's financial statements since 1989. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and be available to respond to appropriate questions. THE BOARD RECOMMENDS VOTING "FOR" THIS PROPOSAL.

AUDIT FEES

     The Company's independent auditors, Ernst & Young LLP, billed the Company approximately $282,000 for professional services rendered for the audit of the Company's annual financial statements in 2000 and for the review of the Company's financial statements contained in the Company's Forms 10-Q for 2000.

ALL OTHER FEES

     The Company's independent auditors billed the Company approximately $587,000 in 2000 for all other services performed in 2000 in addition to the fees disclosed above. Such services included audit related services of approximately $260,000 and non-audit related services of approximately $327,000. Audit related services generally included fees for pension and statutory audits, business acquisitions, accounting consultation and assistance with issues relating to the Securities and Exchange Commission.

     The Company's Audit Committee considered whether the provision of the services of Ernst & Young LLP, other than the audit services described above under "Audit Fees," was compatible with maintaining such accounting firm's independence.


             PROPOSAL THREE - APPROVAL AND ADOPTION OF THE COMPANY'S
                  2001 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     On March 22, 2001, the Board of Directors of the Company adopted a 2001 Stock Option Plan for Outside Directors of the Company (the "2001 Plan") to provide for the issuance of options for the purchase of no more than 250,000 shares of Common Stock. The purposes of the 2001 Plan are to promote the long-term success of the Company by creating a long-term mutuality of interests between non-employee directors and the stockholders of the Company, to provide an additional inducement for such directors to remain with the Company, to reward such directors by providing an opportunity to acquire shares of Common Stock on favorable terms and to provide a means through which the Company may attract able persons who are not employees of the Company to serve as directors of the Company. The Company currently has in place the 1993 Plan, which was last amended in March 2001 and which terminates in 2003.

     The provisions of the 2001 Plan are summarized below. Such summaries do not purport to be complete, and are qualified in their entirety by reference to the full text of the 2001 Plan as proposed, a copy of which is attached to this Proxy Statement as Appendix B.

ADMINISTRATION OF THE 2001 PLAN

     The 2001 Plan is administered by the members of the Board of Directors who are employee directors (the "Administration Committee").

ELIGIBLE PARTICIPANTS IN THE 2001 PLAN

     All non-employee directors are eligible to receive awards under the 2001 Plan. There are currently seven directors eligible to participate in the 2001 Plan.

ISSUANCE OF OPTIONS

     A total of 250,000 shares of Common Stock has been reserved for issuance under the 2001 Plan.

     Unless otherwise determined by the Administration Committee, each non-employee director receives an option to purchase 5,000 shares of Common Stock on the date of such individual's initial election or appointment to the Board of Directors (the "Initial Option"). On each anniversary of the non-employee directors' election to the Board of Directors, each non-employee director who is a member of the Board of Directors on such anniversary date shall receive an option, effective on the anniversary date, to purchase 1,000 shares of Common Stock (the "Subsequent Option"). Further, each non-employee director may be granted additional options in lieu of any retainer or other compensation payable to such director (the "Additional Options").

     Subject to the expiration or earlier termination, the Initial Option shall vest at the rate of 33 1/3% per year. The Subsequent Option and Additional Options are fully vested on the date of grant unless the Administration Committee determines otherwise. All options under the 2001 Plan terminate on the earlier of the tenth anniversary of the date of grant, the first anniversary of the date of such non-employee director's resignation, removal or other termination (or such later date as the Administration Committee may determine), or the date of such non-employee director's termination for cause. No option under the 2001 Plan is transferable or assignable by the non-employee director other than by the laws of descent and distribution or to such director's spouse, lineal descendant, lineal ancestors, a trust for the benefit of such persons or a partnership or limited liability company whose only partners or members are the non-employee director and/or such persons. The options may be exercised during the lifetime of the non-employee director, only by the non-employee director or a permitted transferee, or, in the event of the director's death, by a beneficiary designated by the non-employee director, provided that the option has not been terminated.

     The exercise price of any option granted to a non-employee director shall be equal to the fair market value (as defined in the 2001 Plan) of the Common Stock on the date of grant. The option exercise price is payable in cash, previously owned shares of Common Stock or a combination thereof. The terms and provisions of an option will be set forth in an option certificate.

ABILITY OF EXERCISE OPTIONS

     Options are fully exercisable (subject to the vesting requirements) until termination of the option. However, in the event of a change in control of the Company (as defined in the 2001 Plan), all options shall be immediately exercisable. No option is exercisable, and no transfer of shares may be made to a non-employee director, unless a registration statement has been filed or the Board determines that such registration is not required. Further, if the Board should determine that the listing, registration or qualification of the underlying Common Stock is necessary as a condition of the granting of options or delivery of shares, such options may not be granted or exercised unless such listing, registration or qualification shall have been obtained. If the Board should determine at any time that the grant or exercise of options would violate any securities laws, then such options may not be granted or exercised until such time as the Board shall determine otherwise.

ADJUSTMENT OF SHARES

     In the event of a merger, consolidation, recapitalization, reclassification, stock dividend, distribution of property, special cash dividend or other change in corporate structure affecting the Common Stock, adjustments shall be made by the Board to prevent dilution or enlargement of rights in the number of shares of Common Stock granted or authorized to be granted under the 2001 Plan.

AMENDMENTS  TO THE 2001 PLAN

     The Board of Directors of the Company can alter, amend, suspend or terminate the 2001 Plan at any time. However, the provisions of the 2001 Plan regarding eligibility to participate or the timing or amount of grants cannot be amended more than once every six months other than to make changes required by Federal income tax laws, the Employee Retirement Income Security Act of 1974, or any rules or regulations thereunder. Further, any amendment which must be approved by the stockholders of the Company shall not be effective until such approval is obtained. Any amendment which must be approved by the stockholders of the Company in order to maintain the 2001 Plan's qualification under Rule 16b-3(d)(2) of the Exchange Act shall not be effective unless such stockholder approval is obtained in compliance with such rule.

TERMINATION OF THE 2001 PLAN

     Unless earlier terminated, the 2001 Plan shall terminate on the tenth anniversary of the effective date of the 2001 Plan. No further options shall be granted after that time, although awards granted prior to such date may extend beyond that date.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2001 Plan based on Federal income tax laws in effect on January 1, 2001. This summary is not intended to be complete and does not describe state or local tax consequences.

     CONSEQUENCES TO PARTICIPANTS. Options granted under the 2001 Plan will be nonqualified options. In general, (i) no income will be recognized by an optionee at the time a nonqualified option is granted; (ii) at the time of exercise of a nonqualified option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as a short-term or long-term capital gain (or loss).

     CONSEQUENCES TO THE COMPANY. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction; provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code.

AWARDS TO BE GRANTED UNDER 2001 PLAN

     Under the 2001 Plan, option awards will be made to non-employee directors only. Set forth in the Proxy Statement under the section entitled "Board Compensation" is information concerning the amount of grants made in 2000 to non-employee directors under the 1993 Plan. The exact amount of the option awards to be made in the future under the 2001 Plan is in the discretion of the Administration Committee. As a result of the discretionary nature of the 2001 Plan, it is not possible to state the exact amount of option awards that will be made under the 2001 Plan.

EFFECTIVE DATE OF THE 2001 PLAN

     The 2001 Plan shall not take effect unless it is approved by a majority vote of the Company's Common Stock. If the 2001 Plan is approved at the Annual Meeting, it will be effective immediately.

THE BOARD RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                                 OTHER BUSINESS

     The Company knows of no other matters to be submitted at the Annual Meeting. By submitting the Proxy, the stockholder authorizes the persons named on the Proxy to use their discretion in voting on any matter brought before the Annual Meeting.


                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                           AT THE NEXT ANNUAL MEETING

     In order for a stockholder proposal to be considered for inclusion in the proxy statement for the Company's 2002 Annual Meeting of Stockholders, such proposal must be received by the Company at its principal executive office no later than December 13, 2001. In accordance with the rules of the Securities and Exchange Commision, the Company may exclude from the proxy statement any proposals that are not timely. In accordance with the Company's Bylaws, in order for a stockholder proposal to be brought before the annual meeting, a proposal must be received by the Company no later than 60 days prior to the annual meeting. However, if the Company does not publicly announce the date of the annual meeting at least 75 days before such meeting, a stockholder has 10 days from the date of the public announcement to deliver any proposal to the Company.


                                 By Order of the Board of Directors




                                 /s/ Dennis Horowitz
                                 -----------------------------------------------
                                 Dennis Horowitz
                                 Chairman, President and Chief Executive Officer April 12, 2001

                                                                      APPENDIX A

                              WOLVERINE TUBE, INC.

                             AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY

     The Audit Committee of the Board of Directors shall assist the directors in fulfilling their oversight responsibilities. The Audit Committee will review the financial reporting process, the system of internal controls, the audit process and the Company's process for monitoring compliance with laws and regulations. In performing its duties, the Audit Committee will maintain free and open communication between the directors, the independent auditors, the internal auditors and the financial management of the Company.

ORGANIZATION

     The Audit Committee shall be comprised of at least three directors who are independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that, in the opinion of the Board, may interfere with the exercise of their independence from management and the Company. All Audit Committee members will have the ability to read and understand financial statements and at least one member will have or have had prior experience in accounting or related financial management. The audit committee will meet a minimum of twice a year.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

           o Obtain the approval of the full Board of Directors of this Charter, and review and reassess this Charter at least annually or as conditions dictate.

           o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

           o Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

           o Review and concur with management's appointment, termination or replacement of the Director, Internal Audit and, if applicable, any outsourced internal audit functions.

           o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit, including the timing of the audit, the procedures to be utilized and the adequacy of the independent auditors' compensation. At the conclusion of the audit process, review with the independent auditors their findings.

           o Review with the independent auditors the performance of the Company's internal auditor and the financial and accounting personnel, as well as the adequacy and effectiveness of the accounting and financial controls of the Company. Elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

           o Review communications received by the Company from regulators and other legal and regulatory matters that may have a material effect on the financial statements or on the Company's compliance policies.

           o Review the activities and organizational structure of the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

           o Inquire of management, the internal auditors and the independent auditors about significant areas of risk or exposure and assess the steps management has taken to minimize such risks.

           o Receive prior to each meeting a summary of findings from completed internal audit reviews and a progress report on the proposed internal audit plan.

           o Review the financial statements contained in the annual report to shareholders and other SEC filings with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their analysis of significant financial reporting issues and practices, including changes in or adoptions of accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the auditors. Also review with the financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and, in particularly, the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates and other significant decisions made in preparing the financial statements.

           o Management and the independent auditors will review with the Committee Chairperson and the Director of Internal Auditing the interim financial reports before they are filed with the Securities and Exchange Commission or other regulators.

           o Provide opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel and the cooperation that the independent auditors received during the course of the audit.

           o Review accounting and financial, human resources and succession planning within the Company.

           o Report the results of the annual audit to the Board of Directors and, if requested by the Board, invite the independent auditors to attend the full Board of Directors' meeting to assist in reporting the results of the annual audit or to answer the directors' questions.

           o On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services, as required by Independence Standards Board Standard
             No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

           o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

           o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

           o Confirm in writing to the New York Stock Exchange annually or with respect to any changes on the Audit Committee regarding independence, financial capabilities and the annual review and reassessment of the Audit Committee Charter.

           o Disclose in the Company's Proxy Statement the Audit Committee Charter and affirmation as to the Committee satisfying their responsibilities during the year in compliance with the Charter. The Charter will be included in the Proxy Statement every three years or when significant amendments are made to it.

                                                                      APPENDIX B

                  2001 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                             OF WOLVERINE TUBE, INC.


                                    ARTICLE I

     PURPOSE

     The purpose of the Wolverine Tube, Inc. 2001 Stock Option Plan for Outside Directors of the Company (the "Plan") is to retain the services of qualified persons who are not employees of the Company to serve as members of the Board of Directors of the Company and to secure for the Company the benefits of the incentives inherent in increased stock ownership by paying such persons a portion of their compensation for such service through the grant of stock options to purchase shares of Common Stock.


                                   ARTICLE II

     DEFINITIONS

     "ADMINISTRATION COMMITTEE" means the committee of the Board, which is composed of the members of the Board who are not Outside Directors, that administers the Plan in accordance with Article VIII hereof.

     "BENEFICIARY" means the person or persons designated by an Outside Director to exercise an Option in the event of an Outside Director's death or, if no such person is designated, the Outside Director's estate.

     "BOARD" means the Board of Directors of the Company.

     "Change in Control of the Company" has the meaning set forth in Section
14.03 below.

     "COMMON STOCK" means the common stock of the Company, par value $.01 per share.

     "COMPANY" means Wolverine Tube, Inc., a Delaware corporation.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" means, with respect to the Common Stock, the average of the closing price as reported on the New York Stock Exchange Composite Trading Tape for the date of determination and the four preceding trading days.

     "OPTION" means an option to purchase shares of Common Stock granted under the Plan to an Outside Director which is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986.

     "OUTSIDE DIRECTOR" means a member of the Board who is not an employee of the Company or any of its subsidiaries.

                                   ARTICLE III

     SHARES AVAILABLE

     Subject to the provisions of Article X of the Plan, no more than 250,000 shares of Common Stock shall be issued pursuant to the exercise of Options granted under the Plan. If an Option is forfeited or expires without being exercised, the shares of Common Stock subject to the Option shall be available for additional Option grants under the Plan. Either authorized and unissued shares of Common Stock or treasury shares may be delivered pursuant to the exercise of Options granted under the Plan.


                                   ARTICLE IV

     PARTICIPATION

     All Outside Directors shall be eligible to participate in the Plan. Grants of Options to purchase Common Stock may be made pursuant to the Plan only to Outside Directors.


                                    ARTICLE V

     Grants of Options

     5.01 INITIAL AND PERIODIC GRANTS. Unless otherwise determined by the Administration Committee, each Outside Director shall be granted the following options: (a) each individual who initially becomes an Outside Director after the date hereof shall be granted an Option to purchase 5,000 shares of Common Stock, effective as of the date of such individual's election or appointment to the Board (the "Initial Options"); (b) on each anniversary of each Outside Director's election to the Board, each Outside Director who is a member of the Board on such anniversary date shall receive a grant, effective as of such anniversary date, of an additional Option to purchase 1,000 shares of Common Stock (the "Periodic Options").

     5.02  ADDITIONAL GRANTS. In addition to the Options granted pursuant to
Section 5.01 above, each Outside Director may be granted additional Options in lieu of any retainer or other compensation otherwise payable to the Outside Director (the "Additional Options").


                                   ARTICLE VI

     TERMS AND CONDITIONS OF OPTION GRANTS

     6.01 VESTING. Initial Options granted to an Outside Director shall vest in accordance with the following schedule: 1/3 on the first anniversary of grant; 1/3 on the second anniversary of grant; and 1/3 on the third anniversary of grant. Unless otherwise determined by the Administration Committee, Periodic Options and Additional Options shall be fully vested when granted.

     6.02 EXERCISABILITY. Options will be fully exercisable (subject to the vesting requirements of Section 6.01) until termination of the Option pursuant to Section 6.03 below; provided, however, that, in the event of a Change in Control of the Company, all outstanding Options shall be immediately exercisable as of the date of such Change in Control of the Company.

     6.03 TERMINATION OF OPTION. Options shall terminate on the earliest to occur of (i) the tenth anniversary of the Date of Grant of the Option, (ii) the first anniversary of the date of an Outside Director's resignation, removal or termination as a member of the Board, or such later date as the Administration Committee may determine, and (iii) the date of the Outside Director's removal from the Board for "cause." Whether an Outside Director has been removed from the Board for "cause" shall be determined in accordance with the By-Laws of the Company.

     6.04 EXERCISE PRICE. The per share exercise price of each Option shall be the Fair Market Value of a share of Common Stock as of the date of grant of the Option.

     6.05 PAYMENT OF OPTION EXERCISE PRICE. An Outside Director may pay the exercise price of an Option by tendering to the Company cash (including a certified check, teller's check or wire transfer of funds), previously owned shares of Common Stock or any combination thereof.

     6.06 CERTIFICATE. The terms and provisions of an Option shall be set forth in an option certificate which shall be delivered to the Outside Director reasonably promptly following the date of grant of the Option.

     6.07 TRANSFERABILITY. Options shall be nontransferable other than by will or the laws of descent and distribution and, during the life of the Outside Director, such Options shall be exercisable only by the Outside Director; provided, however, that this sentence shall not preclude the Outside Director from (i) designating a Beneficiary who shall be entitled to exercise the Option in the event of the Outside Director's death during the exercise period specified in Section 6.03 above, (ii) transferring Options to a revocable trust under circumstances where the grantor Outside Director is the trustee or co-trustee of such revocable trust and the trust beneficiaries are limited to the grantor Outside Director and, in the event of the Outside Director's death, the grantor's spouse, lineal descendants and lineal ancestors, or (iii) transferring Options to, or for the benefit of, the Outside Director's Immediate Family (including, without limitation, to a trust for the benefit of the Outside Director's Immediate Family or to a partnership or limited liability company whose only partners or members are the Outside Director and/or the Outside Director's Immediate Family). The transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The term "Immediate Family" shall mean the Outside Director's spouse, children, and grandchildren (and, for those purposes, shall also include the Outside Director). Written notice of the Outside Director's intent to transfer Options under this Section 6.07 must be delivered to the Administration Committee prior to such transfer. Any transfer is subject to such limits as the Administration Committee may establish.


                                   ARTICLE VII

     REGISTRATION OF SHARES; LIMITS ON EXERCISABILITY

     7.01 SECURITIES ACT. No Option shall be exercisable and no transfer of the shares of Common Stock underlying such Option (the "Underlying Shares") may be made to any Outside Director, and any attempt to exercise any Option or to transfer any Underlying Shares to any Outside Director shall be void and of no effect, unless and until (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), has been duly filed and declared effective pertaining to the Underlying Shares and the Underlying Shares have been duly qualified under applicable state securities or blue sky laws or (ii) the Board, in its sole discretion after securing the advice of counsel, determines, or the Outside Director provides an opinion of counsel satisfactory to the Board, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws.

     7.02 LIMIT ON EXERCISE. Without limiting the foregoing, if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Underlying Shares under any state or federal law or on any securities exchange, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of Options or the delivery or purchase of Underlying Shares, such Options may not be granted or exercised unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. In addition, if at any time the Board shall determine in its discretion that the grant or exercise of Options would violate any securities laws, then such Options may not be granted or exercised until such time as the board shall determine that such grant or exercise may be effected other than in violation of such laws. Any restrictions imposed on the exercise of Options under this Section 7.02 shall be effective immediately upon notice to the Outside Director.

                                  ARTICLE VIII

     ADMINISTRATION

     The Plan shall be administered by the Administration Committee, which shall be composed of all of the members of the Board who are not Outside Directors. All questions or interpretation, administration and application of the Plan shall be determined by the Board. The Board may authorize any officer of the Company to execute and deliver an option certificate on behalf of the Company to an Outside Director. No member of the Board shall be liable for anything whatsoever in connection with the administration of the Plan except such member's own willful misconduct.


                                   ARTICLE IX

     AMENDMENTS AND TERMINATION

     9.01 AMENDMENTS. Subject to Section 9.02 below, the Plan may be altered, amended, suspended, or terminated at any time by the Board; PROVIDED, HOWEVER, that in no event may the provisions of the Plan respecting eligibility to participate or the timing or amount of grants be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or any rules or regulations thereunder; and PROVIDED, FURTHER, that any amendment which under the requirements of applicable law must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law; and provided, further, that any amendment that must be approved by the stockholders of the Company in order to maintain the continued qualification of the Plan under Rule 16b-3(d)(2) under the Exchange Act, or any successor provision, shall not be effective unless and until such stockholder approval has been obtained in compliance with such rule.

     9.02 CONSENTS TO PLAN CHANGES. No termination or amendment of the Plan may, without the consent of the Outside Director, affect any such individual's rights under the provisions of the Plan with respect to awards of Options which were made prior to such action.

     9.03  TERMINATION. Unless terminated earlier in accordance with Section
10.01 above, the Plan shall terminate on, and no further Options may be granted hereunder after, the tenth anniversary of the effective date of the Plan, but awards granted prior to such date may extend beyond that date.


                                    ARTICLE X

     ADJUSTMENTS AFFECTING THE COMMON STOCK

     In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, distribution or property, special cash dividend or other change in corporate structure affecting the Common Stock, adjustments shall be made by the Board to prevent dilution or enlargement of rights in the number and class of shares of Common Stock, granted or authorized to be granted hereunder.


                                   ARTICLE XI

     NO RIGHT TO REFLECTION

     Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company's stockholders, nor confer upon any Outside Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

                                   ARTICLE XII

     GOVERNING LAW

     The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                  ARTICLE XIII

     NO RESTRICTION ON RIGHT OF COMPANY TO EFFECT CORPORATE CHANGES

     The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                                   ARTICLE XIV

     MISCELLANEOUS

     14.01 EXPENSES. All expenses and costs in connection with the administration of the Plan or the issuance of Options hereunder shall be borne by the Company.

     14.02 HEADINGS. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

     14.03   CHANGE IN CONTROL.  A "Change in Control of the Company" means:

             (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50 percent or more of either (i) the then outstanding shares of Common Stock (the "OUTSTANDING COMPANY COMMON STOCK") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); PROVIDED, HOWEVER, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation which would not be a Change in Control under paragraph (c) below; or

             (b) Individuals who, as of the effective date of the Plan, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

             (c) Approval by the shareholders of the company of a reorganization, merger or consolidation, in each case, unless following such reorganization, merger or consolidation, (i) more than 50 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (ii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

             (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50 percent of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

     14.04 SECTION 16. It is intended that the Plan and any grants made to a person subject to Section 16 of the Securities Exchange Act of 1934 meet all of the requirements of Rule 16b-3. If any provision of the Plan or any award hereunder would disqualify the Plan or such award, or would otherwise not comply with Rule 16b-3, such provision or award shall be construed or deemed amended to conform to Rule 16b-3.

     14.05 PAYMENT OF TAXES. An Outside Director shall, no later than the date as of which the value of any portion of the Option first becomes includable in the Outside Director's gross income for federal income tax purposes, make arrangements satisfactory to the Administration Committee regarding payment of any federal, state, local or FICA taxes of any kind required by law to be withheld with respect to the Option.

     14.06 EFFECTIVE DATE OF PLAN. The Plan shall be effective on the date it is approved by a majority vote of the holders of the Company's Common Stock.

     14.07 SEVERABILITY. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

     14.08 SUCCESSORS AND ASSIGNS. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon an Outside Director, and all rights granted to the Company hereunder, shall be binding upon the Outside Director's heirs, legal representatives, successors and assigns.

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                              WOLVERINE TUBE, INC.
         200 CLINTON AVENUE WEST, SUITE 1000, HUNTSVILLE, ALABAMA 35801
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned stockholder of Wolverine Tube, Inc. ("Wolverine") hereby appoints Dennis Horowitz and James E. Deason, and each of them individually, with full power of substitution, as Proxies of the undersigned, and hereby authorizes them to represent and to vote and act for the undersigned, at the Annual Meeting of Stockholders of Wolverine to be held on Wednesday, May 23, 2001, at 8:30 a.m., local time, at The Benjamin Hotel, 125 East 50(th) Street, New York, New York 10022, and at any adjournment or postponement thereof, according to the number of votes which the undersigned is now, or may then be, entitled to cast. This proxy revokes all prior proxies given by the undersigned with respect to the matters covered hereby. The undersigned acknowledges receipt of the Proxy Statement, dated April 12, 2001, and the related Notice of Annual Meeting of Stockholders.

  The Board of Directors recommends that you vote FOR the following proposals.

1. Election of Directors:
Nominees:  John L. Duncan and Jan K. Ver Hagen

              [ ] VOTE FOR all nominees listed,           [ ] VOTE WITHHELD
                  except as marked to the contrary above      for all nominees

INSTRUCTION: TO WITHHOLD YOUR VOTES FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

2. Ratify the appointment of Ernst & Young LLP as the independent auditors of Wolverine for the fiscal year ending December 31, 2001.

              [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

3. Approve and Adopt Wolverine's 2001 Stock Option Plan for Outside Directors.

              [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

                           (continued on reverse side)

(continued from other side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3 AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                    Dated:                                                , 2001
                         ------------------------------------------------


                    ------------------------------------------------------------
                    Signature


                    ------------------------------------------------------------
                    Signature

                    Please sign exactly as name (s) appear (s) herein. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, or trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign the partnership name by authorized person(s).


       PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD AND
                         RETURN IN THE ENCLOSED ENVELOPE